Exhibit 5.1

LAW OFFICES OF

FISHER THURBER LLP

A Limited Liability Partnership Including Professional Corporations

Of Counsel	4225 Executive Square
F. Marshall Thurber	Suite 1600	Telephone (858) 535-9400
F. Kevin Loughran	La Jolla, California 92037-1483	Fax (858) 535-1616

November 21, 2007

Board of Directors

Cardium Therapeutics, Inc.

3611 Valley Centre Drive, Suite 525

San Diego, CA 92130

Re:	Registration Statement on Form S-3
Cardium Therapeutics, Inc.
Our File No. 1417.05

Gentlemen:

We have acted as counsel to Cardium Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-145479) initially filed with the Commission on August 15, 2007 (the “Registration Statement”). The Registration Statement relates to the offering from time to time, together or separately and in one or more series (if applicable) of (i) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), including any shares issuable upon exercise of the Warrants (as defined herein) and (ii) warrants to purchase shares of Common Stock (the “Warrants” and, collectively with the Common Stock, the “Securities”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Warrants may to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into among the Company, one or more institutions as identified in the applicable Warrant Agreement, and the holders from time to time of the Warrants.

In connection with this opinion, we have examined and relied upon the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-laws and such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinions expressed below (individually, a “Document” and, collectively with the Registration Statement, the “Documents”). We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Common Stock or Warrants, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

Board of Directors

Cardium Therapeutics, Inc.

November 21, 2007

(iii) the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Securities or to aid in the interpretation of the Securities;

(iv) we express no opinion as to the enforceability of provisions of the Documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(v) we express no opinion as to the enforceability of provisions of the Securities that impose, or that are construed as effectively imposing, penalties;

(vi) the enforceability of provisions of the Securities that purport to establish evidentiary standards or make determinations conclusive;

(vii) we express no opinion as to the enforceability of any choice of law provisions contained in the Securities or the enforceability of any provisions that purport to establish a particular court as the forum for adjudication of any controversy relating to the Securities or that purport to cause any party to waive or alter any right to a trial by jury or that waive objection to jurisdiction;

(viii) except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it or (2) the legal or regulatory status or the nature of the business of any such party; and

(ix) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based upon the foregoing, and subject to the further assumptions and qualifications below, it is our opinion that

1. The Common Stock will be duly and validly issued, fully paid and nonassessable.

2. Assuming that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when (a) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company and (b) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

In rendering the opinions expressed above, we have further assumed that (i) the terms of all Securities will conform to the forms thereof, as applicable, and the terms of all Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iii) the Company will authorize the offering and issuance of the Securities and will authorize, execute and deliver the applicable Warrant Agreement and any other documents contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action,

Board of Directors

Cardium Therapeutics, Inc.

November 21, 2007

(iv) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and (v) in the case of the Common Stock, a sufficient number of shares will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

We express no opinion as to matters governed by the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and the laws of the United States of America, as in effect on the date hereof.

Please note our opinions stated herein are only as to the matters expressly set forth herein. No opinion should be inferred as to any other matter. We disclaim any obligation to advise you of any change in law or subsequent legal or factual developments which might affect any matters or our opinions set forth herein.

We hereby consent to the references to this firm in the “Legal Matters” section of the Registration Statement. We further consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely, Fisher Thurber LLP

By:	/s/ DAVID A. FISHER
David A. Fisher